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                                                                   Exhibit 4.12

                                                                  EXECUTION COPY


                                  $195,000,000


                              HILLS STORES COMPANY
                         HILLS DEPARTMENT STORE COMPANY
                               HDS TRANSPORT, INC.
                             CRH INTERNATIONAL, INC.
                            CANTON ADVERTISING, INC.
                             CORPORATE VISION, INC.
                           HILLS DISTRIBUTING COMPANY

                          12 1/2% SENIOR NOTES DUE 2003

                               PURCHASE AGREEMENT
                               ------------------

                                                  April 17, 1996

Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

     Hills Stores Company, a Delaware corporation (the "Company"), proposes to issue and sell to Lehman Brothers Inc. (the "Initial Purchaser") $195,000,000 in aggregate principal amount of the Company's 12 1/2% Senior Notes due 2003 (the "Senior Notes"). The payment of principal, premium, interest and Liquidated Damages on the Senior Notes and the Company's 12 1/2% Senior Notes due 2003 to be issued in the Exchange Offer referred to below (the "New Senior Notes" and, together with the Senior Notes, the "Notes") will be unconditionally guaranteed on a subordinated basis by each of (i) Hills Department Store Company, a Delaware corporation ("HDSC"), HDS Transport, Inc., an Ohio corporation, CRH International, Inc., an Ohio corporation, Canton Advertising, Inc., a Massachusetts corporation, Corporate Vision, Inc., a Massachusetts corporation, and Hills Distributing Company, a Delaware corporation (each a "Guarantor," and collectively, the "Guarantors") and (ii) each other Subsidiary of the Company formed or acquired after the Closing Date (as defined below), and their respective successors and assigns pursuant to their guarantees of the Notes (the "Subsidiary Guarantees"). The Senior Notes are to be issued pursuant to an indenture to be dated as of April 19, 1996 (the "Indenture") among the Company, the Guarantors and Fleet National Bank, as trustee (the "Trustee").

     Capitalized terms used herein and not otherwise defined are used as defined in the Offering Memorandum (as defined below) or the Indenture.

     Upon original issuance thereof, and until such time as the Company determines (based upon an opinion of counsel, if the Company so requests) it to be no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Senior Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     "THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE


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SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE
SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE."

     The Senior Notes will be offered and sold to the Initial Purchaser without being registered under the Securities Act in reliance on an exemption from such registration requirements. The Company has prepared a preliminary offering memorandum, dated April 10, 1996 (including the Annual Report on 10-K of the Company constituting Annex B thereto, the "Preliminary Offering Memorandum"), and will prepare a final offering memorandum to be dated the date hereof (including the Annual Report on 10-K of the Company constituting Annex B thereto, the "Offering Memorandum") setting forth or including a description of the terms of the Senior Notes, the terms of the offering, a description of the business of the Company and the Guarantors and any material developments relating to the Company and the Guarantors occurring after April 10, 1996. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchaser pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Senior Notes by the Initial Purchaser in accordance with Section 3 hereof.

     It is understood by the parties hereto that (i) on or prior to the Closing Date (A) HDSC, as borrower, the Company, as guarantor, and the other parties thereto will enter into an amendment to the Revolving Credit Facility (the "Revolving Credit Facility Amendment") and (B) the Company, the Guarantors and the Trustee will enter into the Pledge and Escrow Agreement, dated as of April 19, 1996 (the "Pledge and Escrow Agreement"), pursuant to which the Escrow Funds (as defined below) will be pledged as collateral to secure the Company's obligations with respect to the Senior Notes and (ii) following the Closing Date, the Company will (A) use the Escrow Funds to repurchase a portion of the Company's 10.25% Senior Notes due 2003 (such notes referred to herein as the "Existing Notes," and such repurchase offer with respect to the Existing Notes referred to herein as the "Existing Note Change of Control Offer") and (B) after May 24, 1996, to the extent there are excess Escrow Funds following the Existing Note Change of Control Offer redeem the maximum aggregate principal amount of Senior Notes that can be redeemed utilizing such excess Escrow Funds, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of redemption (the "Special Mandatory Redemption.")



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     The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A, pursuant to which the Company and the Guarantors will agree to use their best efforts to commence an offer to exchange the Senior Notes for New Senior Notes that have been registered under the Securities Act, and that otherwise are identical in all respects to the Senior Notes, or to cause a shelf registration statement to become effective under the Securities Act and to remain effective for the period designated in such Registration Rights Agreement.

     1. Representations, Warranties and Agreements of the Company and Guarantors. The Company and the Guarantors, jointly and not severally, represent, warrant and agree that:

          (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum as of its date did not, and the Offering Memorandum as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum, as amended or supplemented, in reliance upon and in conformity with written information furnished to the Company or any Guarantor by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Offering Memorandum or the Offering Memorandum.

          (b) Each of the Company and the Guarantors has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification (except where the failure to be so qualified and in good standing would not have a Material Adverse Effect), and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. Each of the Guarantors is a wholly owned subsidiary of the Company or a Guarantor. Neither the Company nor any of the Guarantors owns or controls any subsidiaries other than the Guarantors. As used herein, "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and the Guarantors, taken as a whole.

          (c) Assuming the Senior Notes are issued, sold and delivered under the circumstances contemplated by the Offering Memorandum and this Agreement, that the representations and warranties and covenants of the Initial Purchaser contained in Section 3 hereof are true, correct and complete, and that the Initial Purchaser complies with its covenants in Section 3 hereof,
     (i) registration under the Securities Act of the Senior Notes or qualification of the Indenture in respect of the Senior Notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is not required in connection with the offer and sale of the Senior Notes to the Initial Purchaser in the manner contemplated by the Offering Memorandum or this Agreement and (ii) initial resales of the Senior Notes by the Initial Purchaser on the terms and in the manner set forth in the Offering Memorandum and Section 3 hereof are exempt from the registration requirements of the Securities Act.

          (d) The Company will give notice of redemption in proper form pursuant to Section 1103 of the indenture governing the Existing Notes (the "Existing Note Indenture") and


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     consummate the Existing Note Change of Control Offer in accordance with the terms of the Existing Note Indenture and such transaction will conform in all material respects to the description thereof in the Offering
     Memorandum.

          (e) The authorized and outstanding capital stock of the Company at February 3, 1996 was as set forth in the "Actual" column under the caption "Capitalization" in the Offering Memorandum. All of the shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

          (f) The Company or a Guarantor owns 100% of the outstanding shares of capital stock of the Guarantors, and all of such shares of capital stock are duly authorized and validly issued and are fully paid and nonassessable. All of the shares of capital stock of the Guarantors are owned by the Company or a Guarantor free and clear of any security interest, claim, lien or encumbrance (except for liens arising from the Revolving Credit Facility or the Revolving Credit Facility Amendment). There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, the shares of capital stock of any of the Guarantors.

          (g) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and (assuming the due execution and delivery thereof by the Initial Purchaser) is a legally valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (h) The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and (assuming the due execution and delivery thereof by the Trustee) is a legally valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (i) The Senior Notes have been duly authorized, and, when duly executed, authenticated, issued and delivered upon payment therefor as provided herein, will be validly issued and outstanding, and will constitute the legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (j) The New Senior Notes have been duly authorized, and, when duly executed, authenticated, issued and delivered, will be validly issued and outstanding, and will constitute the legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other


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     similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (k) The Subsidiary Guarantees to be endorsed on the Senior Notes have been duly authorized and, when duly executed, authenticated, issued and delivered as provided herein and when the Senior Notes have been duly executed, authenticated, issued and delivered, will be validly issued and outstanding, and will constitute the legally valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles.

          (l) The Subsidiary Guarantees to be endorsed on the New Senior Notes have been duly authorized and, when duly executed, authenticated, issued and delivered and when the New Senior Notes have been duly executed, authenticated, issued and delivered, will be validly issued and outstanding, and will constitute the legally valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (m) The Pledge and Escrow Agreement has been duly authorized and, when duly executed and delivered by the Company and each of the Guarantors and (assuming the due execution and delivery thereof by the Trustee), will constitute the legally valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (n) Set forth on Schedule I hereto is an accurate listing of the location of the Company's and each Guarantor's respective chief executive offices and their respective federal taxpayer identification numbers. The Pledge and Escrow Agreement is effective to create valid security interests in favor of the Trustee to secure payment of the Senior Notes in all of the Collateral (as defined in the Pledge and Escrow Agreement), and all such Collateral, including, without limitation, all of the Escrow Proceeds (as defined in the Pledge and Escrow Agreement), is free and clear of any liens, pledges, security interests, mortgages, adverse claims or other encumbrances except for the security interests of the Trustee granted pursuant to the Pledge and Escrow Agreement to secure the payment of the Notes. Assuming the Trustee's compliance with the terms of the Pledge and Escrow Agreement, the security interests in favor of the Trustee granted pursuant to the Pledge and Escrow Agreement constitute first priority perfected security interests. The Company has not, nor have any of the Guarantors, agreed to the waiver or subordination of any security interest or lien purported to be granted by the Pledge and Escrow Agreement except that any security interest or lien arising from the Pledge and Escrow Agreement shall be subordinated to the security interests and liens arising from the Revolving Credit Facility and the Revolving Credit Facility Amendment.



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          (o) The Registration Rights Agreement has been duly authorized by the
     Company and each of the Guarantors, and when duly executed and delivered by the Company and each of the Guarantors (assuming the due execution and delivery by the Initial Purchaser), will constitute the legally valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (p) The Revolving Credit Facility Amendment has been duly authorized, executed and delivered by the Company and HDSC and constitutes the legally valid and binding agreement of the Company and HDSC, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (q) The execution, delivery and performance of this Agreement, the Indenture, the Pledge and Escrow Agreement and the Registration Rights Agreement by the Company and the Guarantors, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Existing Note Change of Control Offer and, if applicable, the Special Mandatory Redemption), and the issuance and sale of the Notes and the Subsidiary Guarantees by the Company and the Guarantors, as applicable, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Guarantors are a party or by which the Company or any of the Guarantors are bound or to which any of the property or assets of the Company or any of the Guarantors are subject, nor will such actions result in any violation of the provisions of the charter, by-laws, operating agreement or other organizational documents of the Company or any of the Guarantors or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their properties or assets (except to the extent any such conflict, breach, violation or default does not or will not, as the case may be, have a Material Adverse Effect); and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Senior Notes by the Initial Purchaser or as set forth in the Registration Rights Agreement, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Pledge and Escrow Agreement and the Registration Rights Agreement by the Company and the Guarantors, the consummation of the transactions contemplated hereby and thereby (including the Existing Note Change of Control Offer and, if applicable, the Special Mandatory Redemption), and the issuance and sale of the Notes and the Subsidiary Guarantees by the Company and the Guarantors, as applicable.

          (r) Neither the Company nor any of the Guarantors is in breach or violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Guarantors are a party or by which the Company or any of the Guarantors are bound or to which any of the property or assets of the Company or any of the Guarantors are subject, nor is the Company or any of the Guarantors in violation of the provisions of its charter, by-laws, operating agreement or other


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     organizational documents or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their properties or assets (except to the extent any such conflict, breach, violation or default is cured at or prior to the Closing Date and within the grace period applicable thereto or would not have a Material Adverse Effect).

          (s) The Notes, the Indenture, the Subsidiary Guarantees, the Pledge and Escrow Agreement and the Registration Rights Agreement conform or will conform, as applicable, in all material respects to the descriptions thereof contained in the Offering Memorandum.

          (t) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of the Guarantors is a party or of which any property or assets of the Company or any of the Guarantors is the subject which, if determined adversely to the Company or any Guarantor, could reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Offering Memorandum.

          (u) Except as set forth in the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act, except for an agreement by the Company to register securities owned by Dickstein Partners Inc. and its affiliates.

          (v) Neither the Company nor any of the Guarantors has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, there have not been any material changes in the capital stock or long-term debt of the Company or any of the Guarantors or any material adverse changes in the condition (financial or otherwise), results of operations, business or prospects of the Company and the Guarantors, taken as a whole (a "Material Adverse Change"), or any developments that could reasonably be expected to involve a prospective Material Adverse Change, otherwise than as set forth or contemplated in the Offering Memorandum.

          (w) The consolidated financial statements (including the related notes) of the Company which appear in Offering Memorandum comply as to form in all material respects with the requirements of the Securities Act, present fairly the financial condition and results of operations of such entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as described in the notes thereto; the pro forma information included in the Offering Memorandum presents fairly the historical and proposed transactions contemplated by the Offering Memorandum and this Agreement; and the other historical financial and operating and other financial data set forth in the Offering Memorandum are fairly presented.



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          (x) Each of Coopers & Lybrand L.L.P. and Deloitte & Touche, LLP, who
     have certified certain financial statements of the Company, whose reports appear in the Preliminary Offering Memorandum and the Offering Memorandum, were independent public accountants under Rule 101 of AICPA's Code of Professional Conduct and its interpretations and rulings during the periods covered by the financial statements on which they reported contained in the Preliminary Offering Memorandum and the Offering Memorandum.

          (y) The Company and each of the Guarantors have good and marketable title in fee simple to all real property and good title to all personal property owned by each of them, in each case free and clear of all liens, encumbrances and defects except (i) such as arise under the Revolving Credit Facility, (ii) such as are described in the Offering Memorandum or
     (iii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Guarantors; and all real property and buildings held under lease by the Company and each of the Guarantors are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Guarantors. The Company and each of the Guarantors enjoy peaceful and undisturbed possession under all leases to which they are party as lessee, except for such leases that, singly or in the aggregate, would not have a Material Adverse Effect. No consent need be obtained from any person with respect to any such lease in connection with the transactions contemplated hereby and in the Offering Memorandum, except for such as have been obtained. None of the properties or assets, the value of which is reflected in the latest balance sheet referred to in Section 1(v) hereof, is held under any lease (except for properties or assets held under capital leases and leasehold improvements held under both capital leases and operating leases). Except for such assets, plants and facilities as are not material singly or in the aggregate to the business of the Company and the Guarantors, taken as a whole, all tangible assets, plants and facilities of the Company and the Guarantors are in good condition and repair (ordinary wear and tear excepted) and are adequate, in the reasonable opinion of the Company and the Guarantors, for the uses to which they are being put or would be put in the ordinary course of business. The Company and the Guarantors maintain such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

          (z) The Company and the Guarantors own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their businesses, and to the Company's knowledge, the conduct of their businesses will not conflict with, and neither the Company nor any of the Guarantors has received any notice of any claim of conflict with, any such rights of others (except in any such case for any conflict that would not have a Material Adverse Effect).

          (aa) The Company and each of the Guarantors is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Guarantor would have any liability; none of the Company and the Guarantors has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or


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     (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Guarantor would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (ab) The Company and the Guarantors have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid, or made adequate reserve or provision for the payment of, all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency that has had (or could have) a Material Adverse Effect, except as set forth or contemplated in the Offering Memorandum.

          (ac) The Company and the Guarantors (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's specific authorization, (B) transactions are recorded as necessary to permit preparation of their consolidated financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's specific authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

          (ad) Neither the Company nor any of the Guarantors, nor, to the Company's or any Guarantor's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Guarantors, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (ae) Neither the Company nor any of the Guarantors is (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (af) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Senior Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

          (ag) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Company has, directly or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the offering and sale of the Senior Notes in a manner that would require the registration of the Senior Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Senior Notes.

          (ah) Neither the Company nor any of the Guarantors has taken, nor will any of them take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Senior Notes to facilitate the sale and resale of the Senior Notes.

          (ai) The Offering Memorandum and each amendment or supplement thereto, as of its date, contains the information specified in Rule 144A(d)(4) under the Act.

          (aj) None of the Company or any of the Guarantors has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes or the Subsidiary Guarantees to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

          (ak) Each of the Existing Note Change of Control Offer and the Special Mandatory Redemption has been duly authorized by the Company and each of the Guarantors.

          (al) The order confirming the Company's (or its predecessor's) plan of reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") is a valid and binding order (i) as to which a notice of appeal or petition for certiorari can no longer be timely filed and as to which no timely-filed appeal or certiorari proceeding is pending and (ii) which has not been overturned by a court of competent jurisdiction. There has been "substantial consummation" (as defined in Section 1101(2) of the Bankruptcy Code) of the Plan.

     2.   Purchase of the Senior Notes by the Initial Purchaser.

     On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase $195,000,000 principal amount of Senior Notes at a purchase price equal to 95.85% of such principal amount thereof, plus accrued interest, if any, from April 17, 1996.

     The Company shall not be obligated to deliver any of the Senior Notes to be delivered except upon payment for all the Senior Notes to be purchased as provided herein.

     3.   Sale and Resale of the Senior Notes by the Initial Purchaser.

     The Initial Purchaser represents and warrants to the Company that it will offer the Senior Notes for resale only upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that the Initial Purchaser (i) is a qualified institutional buyer ("Qualified Institutional Buyer") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A"), and/or an institutional accredited investor ("Accredited Investor") as defined in Rule 501(a)(1),(2),(3) or (7) under Regulation D, (ii) is purchasing the Senior Notes pursuant to a private sale exempt from registration under the Securities Act, (iii) will not solicit offers for, or offer or sell, the Senior Notes by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and (iv) will solicit offers for the Senior Notes only from, and will offer, sell or deliver the Senior Notes, as part of its initial offering, only to (A) persons in the United States whom the Initial Purchaser reasonably believes to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and to a limited number of other Accredited Investors, and (B) in each case, in transactions under Rule 144A or Regulation D in private sales exempt from registration under the Securities Act.

     4.   Delivery of and Payment for the Senior Notes.

     Delivery of and payment for the Senior Notes shall be made at the office of Latham & Watkins, 885 Third Avenue, New York, NY 10022, at 9:00 A.M., New York City time, on the second full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Initial Purchaser and the Company. This date and time are sometimes referred to as the "Closing Date." On the Closing Date, the Company shall deliver or cause to be delivered the Senior Notes to the Initial Purchaser for the account of the Initial Purchaser against payment to or upon the order of the Company of the purchase price by wire transfer in federal (same-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchaser hereunder. Upon delivery, the Senior Notes shall be in definitive fully registered form and registered in such names and in such denominations as the Initial Purchaser shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of the Senior Notes, the Company shall make the Senior Notes available for inspection by the Initial Purchaser in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date.

     5. Further Agreements of the Company. The Company and the Guarantor agree:

          (a) To furnish to the Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum and any supplements and amendments thereto as it may reasonably request.

          (b) Prior to making any amendment or supplement to the Offering Memorandum, the Company shall furnish a copy thereof to the Initial Purchaser and counsel to the Initial Purchaser and will not effect any such amendment or supplement to which the Initial Purchaser shall reasonably object by notice to the Company after a reasonable period to review, which shall not in any case be longer than five business days after receipt of such copy.

          (c) If, at any time prior to completion of the distribution of the Senior Notes by the Initial Purchaser to purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law and to furnish to the Initial Purchaser such number of copies as it may reasonably request.

          (d) So long as any Senior Notes are outstanding and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Senior Notes and prospective purchasers of Senior Notes designated by such holders, upon request of such holders or such prospective purchasers, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (e) For a period of five years following the Closing Date, to furnish to the Initial Purchaser copies of any annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Notes pursuant to the Indenture.

          (f) To use its reasonable best efforts to qualify the Senior Notes for sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser reasonably designates and to continue such qualifications in effect so long as reasonably required for the distribution of the Senior Notes. The Company will also arrange for the determination of the eligibility for investment of the Senior Notes under the laws of such jurisdictions as the Initial Purchaser reasonably requests. Notwithstanding the foregoing, the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

          (g) To use its best efforts to permit the Senior Notes to be designated Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market and to permit the Senior Notes to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

          (h) Not to, and will cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Senior Notes in a manner which would require the registration under the Securities Act of the Senior Notes.

          (i) Except following the effectiveness of any Registration Statement (as defined in the Registration Rights Agreement) and except for such offers as may be made as a result of, or subsequent to, filing such Registration Statement or amendments thereto prior to the effectiveness thereof, not to, and will cause its affiliates not to, solicit any offer to buy or offer to sell the Senior Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (j) To apply the net proceeds from the sale of the Senior Notes as set forth in the Offering Memorandum.

          (k) To take such steps as shall be necessary to ensure that neither the Company nor any of the Guarantors shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or
     (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (l) Not to, and will cause its affiliates not to, take any actions which would require the registration under the Securities Act of the Senior Notes.

          (m) To do all things necessary to satisfy the closing conditions set forth in Section 7 hereof.

     6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any issue or stamp taxes payable in that connection; (b) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and exhibits thereto; (c) the costs of distributing the Preliminary Offering Memorandum and the Offering Memorandum and any amendment or supplement thereto or any document incorporated by reference therein; (d) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(f) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Initial Purchaser); (e) the cost of printing the Notes; (f) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of any counsel for the Trustee in connection with the Indenture and the Notes; (g) the fees and expenses of the Escrow Agent and any agent of the Escrow Agent and the fees and disbursements of any counsel for the Escrow Agent in connection with the Pledge and Escrow Agreement; (h) the fees paid to rating agencies in connection with the rating of the Notes; (i) the costs and expenses of DTC and its nominee, including its book-entry system; (j) all expenses and listing fees incurred in connection with the application for quotation of the Senior Notes on the PORTAL market; and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement.

     7.   Conditions of Initial Purchaser's Obligations.

     The obligations of the Initial Purchaser hereunder are subject to each of the following terms and conditions:

          (a) The Initial Purchaser shall not have discovered and disclosed to the Company on or prior to such Closing Date that the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins, counsel for the Initial Purchaser, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) All of the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and the Guarantors shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

          (c) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchaser may agree, and no stop order suspending the qualification or exemption from qualification of the Senior Notes in any jurisdiction referred to in Section 5(f) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company and the Guarantors, threatened against, the Company or any of the Guarantors before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued by the Commission or any governmental agency of any jurisdiction referred to in
     Section 5(f) preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

          (e) Since the dates as of which information is given in the Offering Memorandum and other than as set forth in the Offering Memorandum, (i) there shall not have been any Material Adverse Change, or any development that is reasonably likely to result in a Material Adverse Change, or any material change in the long-term debt, or material increase in the short-term debt, from that set forth in the Offering Memorandum; (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock; (iii) the Company and the Guarantors shall not have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and the Guarantors, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum.

          (f) The Initial Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of the Company by (i) Gregory K. Raven, President and Chief Executive Officer, (ii) Kim D. Ahlholm, Vice President-Controller, and (iii) William K. Friend, Vice President-Secretary and Corporate Counsel, confirming that (A) such officers, have participated in conferences with other officers and representatives of the Company and the Guarantors, representatives of the independent public accountants of the Company and the Guarantors and representatives of counsel to the Company and the Guarantors at which the contents of the Offering Memorandum and related matters were discussed and (B) the matters set forth in paragraphs (b), (c), (d) and (e) of this Section 7 are true and correct as of the Closing Date.

          (g) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Subsidiary Guarantees, the Indenture, the Registration Rights Agreement, the Offering Memorandum and all other legal matters relating to this Agreement and the transactions contemplated hereby including, without limitation, the Existing Note Change of Control Offer and the Special Mandatory Redemption, shall be satisfactory in all material respects to counsel for the Initial Purchaser, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (h) Foley, Hoag & Eliot, counsel for the Company and the Guarantors, shall have furnished to the Initial Purchaser its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that:

          (i) Each of the Company and the Guarantors is validly existing as a corporation and in corporate good standing under the laws of its jurisdiction of incorporation, is qualified to do business and is in corporate good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification (except where the failure to be so qualified and in good standing would not have a Material Adverse Effect), and has corporate power to own its properties and conduct its business;

          (ii) Assuming that the representations and warranties of the Initial Purchaser contained in Sections 2 and 3 hereof are true, correct and complete and that the Company, the Guarantors and Initial Purchaser comply with their respective covenants in Sections 3 and 5 hereof, (A) registration under the Securities Act of the Senior Notes or qualification of the Indenture under the Trust Indenture Act is not required in connection with the offer and sale of the Senior Notes to the Initial Purchaser in the manner contemplated by the Offering Memorandum and this Agreement, and (B) initial resales of the Senior Notes by the Initial Purchaser on the terms and in the manner set forth in the Offering Memorandum and Section 3 hereof are exempt from the registration requirements of the Securities Act;

          (iii) Each of the Company and the Guarantors has corporate power to execute and deliver, and to consummate the transactions contemplated by, this Agreement; the Company has corporate power to issue, sell and deliver the Senior Notes as contemplated by this Agreement; and each of the Guarantors has corporate power to issue and deliver its respective Subsidiary Guarantee as contemplated by the Indenture, the Offering Memorandum and this Agreement;

          (iv) The execution and delivery of this Agreement have been duly authorized by all requisite corporate action of the Company and each of the Guarantors, and this Agreement has been duly executed and delivered by the Company and each of the Guarantors;

          (v) The execution and delivery of the Indenture have been duly authorized by all requisite corporate action of the Company and each of the Guarantors; and the Indenture has been duly executed and delivered by the Company and each of the Guarantors, and assuming due authorization, execution and delivery by the Trustee, is a legal, valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

          (vi) The execution and delivery of the Senior Notes have been duly authorized by all requisite corporate action of the Company; and the Senior Notes have been duly executed and delivered by the Company and, assuming due authentication by the Trustee, are legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

          (vii) The execution and delivery of the New Senior Notes have been duly authorized by all requisite corporate action of the Company; and, when duly executed and delivered by the Company and duly authenticated by the Trustee, will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

          (viii) The execution and delivery of the Subsidiary Guarantees endorsed on the Senior Notes have been duly authorized by all requisite corporate action of each of the Guarantors; all such Subsidiary Guarantees have been duly executed and delivered by each of the Guarantors and are legal, valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

          (ix) The execution and delivery of the Subsidiary Guarantees to be endorsed on the New Senior Notes have been duly authorized by all requisite corporate action of each of the Guarantors; and, when the New Senior Notes have been duly executed and delivered by the Company and duly authenticated by the Trustee and when such Subsidiary Guarantees have been duly executed and delivered by each of the Guarantors, such Subsidiary Guarantees will be legal, valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

          (x) The execution and delivery of the Pledge and Escrow Agreement have been duly authorized by all requisite corporate action of the Company and each of the Guarantors; the Pledge and Escrow Agreement has been duly executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery by the Trustee, is a legal, valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

          (xi) The execution and delivery of the Registration Rights Agreement have been duly authorized by all requisite corporate action of the Company and each of the Guarantors; the Registration Rights Agreement has been duly executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery by the Initial Purchaser, the Registration Rights Agreement (other than the indemnification and contribution provisions thereof, as to which such counsel need express no opinion) is a legal, valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

          (xii) The execution and delivery of the Revolving Credit Facility Amendment have been duly authorized by all requisite corporate action of the Company and HDSC; and the Revolving Credit Facility Amendment has been duly executed and delivered by the Company and HDSC and, assuming the due authorization, execution and delivery by the lenders party thereto, is a legal, valid and binding agreement of the Company and HDSC, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

          (xiii) All of the outstanding shares of capital stock of HDSC have been duly authorized and validly issued, are fully paid and nonassessable, and are held of record by the Company free and clear, to the knowledge of such counsel, of any security interest, claim, lien, or encumbrance other than those arising from the Revolving Credit Facility; all of the outstanding shares of capital stock of each of the Guarantors other than HDSC have been duly authorized and validly issued, are fully paid and nonassessable, and are held of record by HDSC free and clear, to the knowledge of such counsel, of any security interest, claim, lien or encumbrance other than liens arising from the Revolving Credit Facility; and, to the knowledge of such counsel, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Guarantors;

          (xiv) The execution and delivery by the Company and each of the Guarantors of this Agreement, the Indenture, the Pledge and Escrow Agreement and the Registration Rights Agreement, the consummation by the Company and each of the Guarantors of the transactions contemplated hereby and thereby (including the Existing Note Change of Control Offer and the Special Mandatory Redemption), the issuance and sale of the Notes by the Company, and the issuance of the Subsidiary Guarantees by the Guarantors will not (A) to the knowledge of such counsel, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement, or other agreement or instrument known to such counsel to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors or any of its or their property are subject, which conflict, breach, violation or default has or would have a Material Adverse Effect, or (B) result in any violation of the provisions of the charter or bylaws of the Company or any of the Guarantors or, to the knowledge of such counsel, any federal or Massachusetts statue, or any order, rule or regulation of any federal or Massachusetts court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their properties or assets, which violation has or would have Material Adverse Effect; and, except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable states securities laws in connection with the purchase and distribution of the Notes by the Initial

     Purchaser and as set forth in the Registration Rights Agreement, no consent, approval, authorization or order of, or filing or registration with, any federal or Massachusetts court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their properties or assets, is required in connection with the execution and delivery by the Company and each of the Guarantors of this Agreement, the Indenture, the Pledge and Escrow Agreement and the Registration Rights Agreement, the consummation by the Company and each of the Guarantors of the transactions contemplated hereby and thereby, the issuance and sale of the Notes by the Company, and the issuance of the Subsidiary Guarantees by the Guarantors;

          (xv) The descriptions of the Indenture, the Notes, the Pledge and Escrow Agreement and the Registration Rights Agreement in the Offering Memorandum conform in all material respects to the terms thereof;

          (xvi) To the knowledge of such counsel after inquiry of officers of the Company and the Guarantors, but without investigating any governmental records or court dockets, and except as set forth or referred to in the Offering Memorandum, no legal or governmental proceedings are pending or threatened to which the Company or any of the Guarantors is a party or of which any property or assets of the Company or any of the Guarantors is the subject that, if determined adversely to the Company or any Guarantor, could reasonably be expected to have a Material Adverse Effect;

          (xvii) Neither the Company nor any of the Guarantors is (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or, to the knowledge of such counsel, an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended;

          (xviii) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Senior Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system;

          (xix) The issuance or sale of the Notes, the issuance of the Subsidiary Guarantees and the application by the Company of the net proceeds thereof as set forth in the Offering Memorandum will not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System; and

          (xx) The provisions of the Pledge and Escrow Agreement are effective to create valid security interests in favor of the Trustee in that portion of the Collateral which is subject to Article 9 of the UCC as security for the payment, to the extent set forth therein, of all obligations of the Company and the Guarantors to the holders of Notes under the Indenture.

     In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants of the Company and the Guarantors, representatives of the Initial Purchaser and representatives of counsel for the Initial Purchaser at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing (relying as to materiality upon the opinions of officers and other representatives of the Company and the Guarantors) no information has come to the attention of such counsel that causes such counsel to believe that the Offering Memorandum (except as to financial statements, including the notes thereto and other financial, statistical and accounting data included therein or omitted therefrom, as to which no belief need be expressed), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the Commonwealth of Massachusetts and (ii) assume that all laws of the State of New York to which its opinion may pertain are the same as the laws of the Commonwealth of Massachusetts.

          (i) You shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Initial Purchaser, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to you.

          (j) With respect to the letter of Deloitte & Touche LLP delivered to the Initial Purchaser concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Initial Purchaser a letter (as used in this paragraph, the "bring-down letter") of such accountant, addressed to the Initial Purchaser and dated such Closing Date (i) confirming that they are independent public accountants under the guidelines of the American Institute of Certified Public Accountants, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than two days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and
     (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (k) The Company, Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (l) The Company, Guarantors and the Trustee shall have entered into the Pledge and Escrow Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (m) The Company, Guarantors and the Initial Purchaser shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (n) HDSC, the Company and each other party thereto shall have entered into the Revolving Credit Facility Amendment (the form and substance of which shall be reasonably acceptable to the Initial Purchaser) and the Initial Purchaser shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

          (o) The Company shall have furnished to the Initial Purchaser a certificate, dated such Closing Date, of its President and Chief Executive Officer as to the solvency of the Company and the Guarantors following consummation of the transactions contemplated hereby.

          (p) The Company shall have given irrevocable instructions to the trustee under the Existing Note Indenture to mail, prior to 5:00 P.M., New York City time, on April 19, 1996, the Existing Note Change of Control Offer, in form and substance reasonably satisfactory to the Initial Purchaser, to the holders of the Existing Notes.

          (q) (i) Neither the Company nor any of the Guarantors shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum losses or interferences with their businesses, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of the Guarantors or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Guarantors, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Senior Notes being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Offering Memorandum.

          (r) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market's National Market or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Senior Notes being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Offering Memorandum.

          (s) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Senior Notes by a nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Senior Notes.

          (t) There shall exist at and as of the Closing Date no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Revolving Credit Facility or the Revolving Credit Facility Amendment. On the Closing Date, the Revolving Credit Facility Amendment shall be in full force and effect and shall not have been modified.

          (u) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (v) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

     8.   Indemnification and Contribution.

          (a) The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Senior Notes), to which the Initial Purchaser or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Initial Purchaser and each such controlling person on a quarterly basis for any legal or other expenses reasonably incurred by the Initial Purchaser or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or Offering Memorandum or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of the Initial Purchaser specifically for inclusion therein; and provided further that with respect to any such untrue statement or omission made in the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Initial Purchaser or controlling person of such Initial Purchaser which sold the Senior Notes to the person asserting any such loss, claim, damage, liability or action, to the extent that such sale was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of such Initial Purchaser is demonstrated by the Company to be a result of the fact that both (i) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Senior Notes to such person, and (ii) the untrue statement or omission in the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with
     Section 5(c) hereof. The foregoing indemnity agreement is in addition to any liability which the Company and the Guarantors may otherwise have to the Initial Purchaser or to any controlling person of the Initial Purchaser.

          (b) The Initial Purchaser shall indemnify and hold harmless the Company and each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of the Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, the Guarantors and any such director, officer or controlling person on a quarterly basis for any legal or other expenses reasonably incurred by the Company, any Guarantor or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Initial Purchaser may otherwise have to the Company, the Guarantors or any such director, officer or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party pursuant to this Section 8 shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Initial Purchaser, if the indemnified parties under this Section 8 consist of the Initial Purchaser or any of its controlling persons, or by the Company and the Guarantors, if the indemnified parties under this Section 8 consist of the Company, any Guarantor or any of their respective directors, officers or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchaser on the other from the offering of the Senior Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchaser on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Senior Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchaser with respect to the Senior Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Senior Notes under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the

     Company and the Guarantors, on the one hand, or the Initial Purchaser, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this
     Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions with respect to the Senior Notes purchased by it and distributed to the public was offered to the public exceeds the amount of any damages which the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The Initial Purchaser confirms that the statements with respect to the offering of the Senior Notes set forth on the cover page of, and under the caption "Plan of Distribution" in, the Offering Memorandum are correct and constitute the only information furnished in writing to the Company and the Guarantors by or on behalf of the Initial Purchaser specifically for inclusion in the Offering Memorandum.

     9. Termination. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser by notice given to and received by the Company prior to delivery of and payment for the Senior Notes if, prior to that time, any of the events described in Sections 7(e) or 7(r) shall have occurred or if the Initial Purchaser shall decline to purchase the Senior Notes for any reason permitted under this Agreement.

     10. Reimbursement of Initial Purchaser's Expenses. If (a) the Company shall fail to tender the Senior Notes for delivery to the Initial Purchaser otherwise than for any reason permitted under this Agreement or (b) the Initial Purchaser shall decline to purchase the Senior Notes for any reason permitted under this Agreement (other than termination of this Agreement pursuant to Section 7(r), but including termination of this Agreement pursuant to Section 9 as a result of events described in Section 7(e)), the Company shall reimburse the Initial Purchaser for the reasonable fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Senior Notes, and upon demand the Company shall pay the full amount thereof to the Initial Purchaser.

     11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-528-8822), with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Kirk A. Davenport (Fax: 212-751-4864);

          (b) if to the Company or the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: William K. Friend (Fax:
     617-821-6966), with a copy to Foley, Hoag & Eliot, One Post Office Square, Boston, Massachusetts 02109, Attention: Barry B. White (Fax: 617-832-7000);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchaser.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchaser contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and each of the Guarantors, officers of the Company and each of the Guarantors and any person controlling the Company or any Guarantor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     13. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchaser contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Senior Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     14. Definition of "Business Day." For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

     16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.



                            [Signature page follows]

     If the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.

                                 Very truly yours,


                                 HILLS STORES COMPANY


                                 By: /s/ Gregory K. Raven
                                     ----------------------------------------
                                     Name: Gregory K. Raven
                                     Title: President and CEO

                                 HILLS DEPARTMENT STORE COMPANY


                                 By: /s/ Gregory K. Raven
                                     ----------------------------------------
                                     Name: Gregory K. Raven
                                     Title: President and CEO

                                 HDS TRANSPORT, INC.


                                 By: /s/ William K. Friend
                                     ----------------------------------------
                                     Name: William K. Friend
                                     Title: Vice President-Secretary

                                 CRH INTERNATIONAL, INC.


                                 By: /s/ William K. Friend
                                     ----------------------------------------
                                     Name: William K. Friend
                                     Title: Vice President-Secretary

                                 CANTON ADVERTISING, INC.


                                 By: /s/ William K. Friend
                                     ----------------------------------------
                                     Name: William K. Friend
                                     Title: Vice President-Secretary/Clerk

                                 CORPORATE VISION, INC.


                                 By: /s/ William K. Friend
                                     ----------------------------------------
                                     Name: William K. Friend
                                     Title: Vice President-Secretary/Clerk

                                 HILLS DISTRIBUTING COMPANY


                                 By: /s/ William K. Friend
                                     ----------------------------------------
                                     Name: William K. Friend
                                     Title: Vice President-Secretary

Accepted:


LEHMAN BROTHERS INC.



By: /s/ Robert D. Redmond
    ------------------------------
    Name: Robert D. Redmond
    Title: Managing Director

                                   EXHIBIT A



                         Registration Rights Agreement

                                   SCHEDULE I



     1.     HILLS DEPARTMENT STORE COMPANY -- #31-1153510

     2.     HDS TRANSPORT, INC. -- #31-0799137

     3.     CRH INTERNATIONAL, INC. -- #31-0843874

     4.     CANTON ADVERTISING, INC. -- #31-1110263

     5.     CORPORATE VISION, INC. -- #04-3033031

     6.     HILLS DISTRIBUTING COMPANY -- #04-3078935



PRINCIPAL OFFICE FOR THE COMPANY AND EACH GUARANTOR: 15 DAN ROAD, CANTON, MASSACHUSETTS 02021